Exhibit 99.1

iBio Announces At-the-Market Equity Offering

NEWARK, Del., February 1, 2013 /PRNewswire/ -- iBio, Inc. (NYSE MKT: IBIO) entered into an “At-the-Market” (ATM) equity offering sales agreement with the Donjon Group, a division of Further Lane Securities, L.P. on January 31, 2013, under which iBio may, from time to time, offer and sell shares of its common stock having an aggregate offering price of up to $10 million through Donjon. iBio expects to use any proceeds from this offering for the continued development of applications of its proprietary technology, business development and for other general corporate purposes.

Under the ATM equity offering sales agreement, sales of common stock, if any, through Donjon, will be made by means of ordinary brokers’ transactions, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices or, with iBio’s prior approval, in privately negotiated transactions.

The common stock will be offered under the company’s existing effective shelf registration statement (including a prospectus) filed with the Securities and Exchange Commission. A prospectus supplement related to the offering has been filed with the Securities and Exchange Commission. Any offer, solicitation or sale will be made only by means of the prospectus supplement and the accompanying prospectus. Current and potential investors should read the prospectus in the registration statement, and the prospectus supplement relating to the ATM equity offering and other documents the company has filed with the SEC for more complete information about iBio and the ATM equity offering program.

A copy of the prospectus supplement and accompanying prospectus relating to these securities may be obtained by contacting the Donjon Group c/o Further Lane Securities, L.P., 555 Madison Avenue, 25th Floor, New York, NY 10022, or by calling (646) 652-5862.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor may there be any sale of iBio’s common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state or jurisdiction.

About iBio, Inc.

iBio develops and offers product applications of its iBioLaunch™ and iBioModulator™ platforms, providing collaborators full support for turn-key implementation of its technology for both proprietary and biosimilar products. The iBioLaunch™ platform is a proprietary, transformative technology for development and production of biologics using transient gene expression in unmodified green plants. Advantages over other systems may include: success with proteins difficult or impossible to produce with other methods; broad applicability to biologics, including therapeutic proteins and vaccines; production time measured in weeks instead of months or more. Additional benefits may include surge capacity for remedial action against bioterrorism and pandemic disease; product entry that is unconstrained by traditional process patents, and significantly lower capital and operating costs for comparable production. The iBioModulator™ platform is complementary to the iBioLaunch™ platform and is designed to significantly improve vaccine products by increasing potency and lengthening duration of effect. The iBioModulator™ platform can be used with any recombinant expression technology for vaccine development and production. Further information is available at: www.ibioinc.com.

Forward-Looking Statements

Various statements in this release concerning iBio’s future expectations, plans and prospects, including without limitation, iBio’s views with respect to the offering from time to time of its common stock and the use of the offering proceeds constitute forward’-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, without limitation, iBio's ability to successfully complete all or part of this offering and iBio’s ability to establish and maintain strategic business alliances and new business initiatives, as well as those risks more fully discussed in the "Risk Factors" section of the prospectus supplement related to this offering, the accompanying prospectus and documents incorporated therein filed with the Securities and Exchange Commission. In addition, any forward-looking statements represent iBio's views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. iBio does not assume any obligation to update any forward-looking statements.

Contacts

iBio, Inc.

Andrea Corcoran,

Sr. V.P. Finance and Strategy

302-355-0624

acorcoran@ibioinc.com

Douglas Beck, CPA,

Chief Financial Officer

302-355-0923

dbeck@ibioinc.com